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                                                                      EXHIBIT 11
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 34 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (33-26305) of the BlackRock Funds, formerly the Compass Capital Funds:

 .       Our report dated November 14, 1997 for the BlackRock Funds' Bond
        Portfolios.

 .       Our report dated November 14, 1997 for the BlackRock Funds' Equity
        Portfolios.

 .       Our report dated November 14, 1997 for the BlackRock Funds' Money
        Market Portfolios.

 .       Our report dated November 14, 1997 for the Multi-Sector Mortgage
        Securities Portfolio III.

 .       Our report dated January 16, 1998 for the U.S. Large Company Series of the DFA Investment Trust Company.

We consent to the reference to our Firm under the heading "Miscellaneous - Independent Accountants" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 13, 1998